                                                               Draft of 10/25/96

                          RENAISSANCE SOLUTIONS, INC.

                               1,100,000 Shares*

                                 Common Stock



                            UNDERWRITING AGREEMENT
                            ----------------------


                                                            ______________, 1996



HAMBRECHT & QUIST LLC
COWEN & COMPANY
ROBERTSON, STEPHENS & COMPANY LLC
 c/o Hambrecht & Quist LLC
 One Bush Street
 San Francisco, CA 94104

Ladies and Gentlemen:

     Renaissance Solutions, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 50,150 shares of its authorized but unissued Common Stock, $.0001 par value (herein called the Common Stock), and the stockholders of the Company named in Schedule II hereto (herein collectively called the Selling Stockholders) propose to sell an aggregate of 1,049,850 shares of Common Stock (said 1,100,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 165,000 additional shares of Common Stock (said 165,000 shares of Common Stock being herein called the Option Stock and, with the Underwritten Stock, collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Stockholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-3 (No. 333-______), including the related preliminary prospectus, for the registration of the Stock under the Securities Act of 1933, as amended (herein called the Securities Act). Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of


---------------
* Plus an option to purchase from the Company up to 165,000 additional shares to cover over-allotments.

Rule 430A of the rules and regulations of the Commission), heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this Agreement shall mean such registration statement, including all documents incorporated by reference therein, all exhibits and financial statements and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) Registration Statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) Registration Statement). The term Prospectus as used in this Agreement shall mean the prospectus, including all documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rules 424(b) and 430A of the rules and regulations of the Commission (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus, including all documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. Representations and Warranties of the Company and the Selling Stockholders.

     (a) The Company and each of Harry M. Lasker, Harry M. Lasker Children's Trust, David A. Lubin, David A. Lubin Children's Trust and Melissa E. Norton (collectively, the "Principals") severally hereby represents and warrants to the Underwriters as follows:

          (i) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Renaissance Solutions Limited and Renaissance Securities Corp. (herein called the Subsidiaries). Each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (herein called a Material Adverse Effect)). Each of the Company and the Subsidiaries now holds, and at the Closing Date (as hereinafter defined) will hold, all licenses, permits and certificates from state, federal and other regulatory authorities which are necessary for the conduct of the business of the Company and the Subsidiaries, taken as a whole, except to the extent that the failure to hold any such licenses, permits and certificates would not, singly or in the aggregate, have a Material Adverse Effect.

          (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial

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

condition or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as disclosed in or specifically contemplated by the Registration Statement and the Prospectus. Since such dates, except in the ordinary course of business, neither the Company nor either of the Subsidiaries has entered into any transaction material to the business of the Company and the Subsidiaries, taken as a whole, not disclosed in or specifically contemplated by the Registration Statement and the Prospectus.

          (iii) The Registration Statement and the Prospectus comply, and on the Closing Date and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

          (iv) The shares of the Stock to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable. The shares of the Stock to be sold by the Company, when issued and sold to the Underwriters as provided herein, will be duly and validly issued, fully paid and nonassessable. The Stock conforms (or, in the case of the Stock to be sold by the Company, will conform when issued) to the description thereof in the Prospectus. No stockholder of the Company has any right that has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the public offering contemplated by this Agreement. No preemptive rights of, or rights of refusal in favor of, stockholders exist pursuant to the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company with respect to the Stock, the issue and sale of the Stock to be sold by the Company or the sale of the Stock to be sold by the Selling Stockholders; and there are no contractual preemptive rights pursuant to agreements to which the Company is a party that have not been waived, rights of first refusal or rights of co-sale which exist pursuant to agreements to which the Company or any of the Selling Stockholders is a party with respect to the issue and sale of the Stock to be sold by the Company or the sale of the Stock to be sold by the Selling Stockholders. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock to be sold by the Company or the sale of the Stock to be sold by the Selling Stockholders as contemplated herein.

          (v) The Common Stock is listed on the Nasdaq National Market, and the Stock has been duly authorized for listing thereon, subject to official notice of issuance.

          (vi) Except as otherwise disclosed in or specifically contemplated by the Prospectus, to the best of the Company's knowledge, the Company and the Subsidiaries own, possess adequate rights to use, or can acquire on reasonable terms, all material patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights owned or used by them or which are necessary for the conduct of their businesses as described in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor either of the Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (vii) The Company has not been advised by Deloitte & Touche LLP that any review of the Company's system of internal accounting controls by Deloitte & Touche LLP disclosed any weakness in internal controls that Deloitte & Touche LLP considered to be material weaknesses.

     (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to the Company and the Underwriters as follows:

          (i) On the Closing Date, such Selling Stockholder shall have good and marketable title to all the shares of the Stock to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right, power and authority to deliver such shares hereunder, subject, in the case of each Selling Stockholder other than Gemini (the Non-Gemini Selling Stockholders), to the rights of the Company, as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever except any which may be created by the Underwriters.

          (ii) If such Selling Stockholder is a Non-Gemini Selling Stockholder: certificates in negotiable form for the shares of the Stock to be sold by such Non-Gemini Selling Stockholder (or vested stock options or currently exercisable warrants to acquire such shares, in each case with notices of exercise or similar documentation sufficient to cause such options or warrants to be exercised by the Custodian prior to the Closing Date) have been placed in custody under a Custody Agreement with the Custodian for delivery under this Agreement; such Non-Gemini Selling Stockholder specifically agrees that the shares of the Stock represented by the certificates (or purchasable upon exercise of options or warrants) so held in custody for such Non-Gemini Selling Stockholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Non-Gemini Selling Stockholder for such custody, including the Power of Attorney provided for in connection with such Custody Agreement, are to that extent irrevocable, and that the obligations of such Non-Gemini Selling Stockholder shall not be terminated by any act of such Non-Gemini Selling Stockholder or by operation of law, whether by the death or incapacity of such Non-Gemini Selling Stockholder (or in the case of a Non-Gemini Selling Stockholder that is not an individual, the dissolution or liquidation of such Non-Gemini Selling Stockholder) or the occurrence of any other event; and if any such death, incapacity, dissolution, liquidation or other event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

          (iii) Such Selling Stockholder, if not an individual, has obtained all required approval or authority of its stockholders, Board of Directors or other governing entity for the issuance and sale of the shares of Stock to be sold by such Selling Stockholder as contemplated herein. Such Selling Stockholder has full right, power and authority to enter into this Agreement and any Custody Agreement and Power of Attorney to which such Selling Stockholder is a party, and to perform the transactions contemplated hereby and thereby. This Agreement and any Custody Agreement and Power of Attorney to which such Selling Stockholder is a party have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder, and copies of any such Custody Agreement and Power of Attorney have been delivered to you.

          (iv) The making and performance of this Agreement and any Custody Agreement and Power of Attorney to which such Selling Stockholder is a party, and the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with, result in a breach or violation of, or constitute (either by itself or upon notice or the passage of time or both) a default under any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound or (b) result in (either by itself or upon notice or the passage of time or both) a violation of any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to such Selling Stockholder or any of such Stockholder's properties. Without limiting the generality of the foregoing, such Selling Stockholder is not subject to, or has obtained a waiver of, any contractual or regulatory restrictions that would prohibit it from owning the shares of Stock to be sold by such Selling Stockholder hereunder.

          (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock. Such Selling Stockholder has not distributed and will not make any distribution of any offering material in connection with the offering and sale of the Stock, except distributions of the Prospectus or any Preliminary Prospectus authorized by the Underwriters.

          (vi) Such Selling Stockholder has reviewed the information with respect to such Selling Stockholder contained in the Registration Statement and Prospectus; and the Prospectus did not include as of the Effective Date, and will not include as of the Closing Date or on any other date on which Option Stock is to be purchased, any untrue statement of a material fact with respect to such Selling Stockholder and did not, and will not, omit to state any material fact necessary in order to make the statements therein with respect to such Selling Stockholder, in the light of the circumstances under which they were made, not misleading.

     (c) Each of Ronald Bohlin, Gresham T. Brebach, Jr. and George A. McMillan, severally and not jointly, represents and warrants that, to the best of his knowledge, each of the representations and warranties set forth in Section 2(a) hereof is true and correct. Gemini Consulting, Inc. represents and warrants that, to the best of its knowledge, the Prospectus did not include as of the Effective Date, and will not include as of the Closing Date or on any other date on which Option Stock is to be purchased, any untrue statement of a material fact and did not, and will not, omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The representations and warranties of Harry M. Lasker, Harry M. Lasker Children's Trust, David A. Lubin, David A. Lubin Children's Trust and Melissa E. Norton set forth in Section 2(a) shall not be construed to limit in any way any representation or warranty made by them in Section 2(b); and the representations and warranties of Gemini Consulting, Inc. set forth in Section 2(c) shall not be construed to limit in any way any representation or warranty made by it in
Section 2(b). Any remedy for a breach of the representations and warranties of the Selling Stockholders set forth in this Section 2 shall be limited as set forth in Section 7(f) hereof.

     3.   Purchase of the Stock by the Underwriters.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 50,150 shares of the Underwritten Stock to the several Underwriters, each Selling Stockholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Stockholder, and each of the Underwriters agrees to purchase from the Company and the Selling Stockholders the respective aggregate number of shares of the Underwritten Stock set forth opposite its name in Schedule I. The price at which the shares of the Underwritten Stock shall be sold by the Company and the Selling Stockholders and purchased by the several Underwriters shall be $_____ per share. The obligation of each Underwriter to the Company and each of the Selling Stockholders shall be to purchase from the Company and the Selling Stockholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in
Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the non-defaulting Underwriters shall have the right within 24 hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Stockholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Stockholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Stockholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Stockholders to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 165,000 shares in the aggregate of the Option Stock, at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telecopied notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of the Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same proportion of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.   Offering by Underwriters.

     (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company and the Selling Stockholders that the statements made therein are correct.

     5.   Delivery of and Payment for the Stock.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 10 A.M., Boston time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Hale and Dorr, 60 State Street, Boston, Massachusetts, at 10 A.M., Boston time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company, the Selling Stockholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 10 A.M., Boston time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of the Option Stock, and payment therefor, shall be made at the office of Hale and Dorr, 60 State Street, Boston, Massachusetts, at 10 A.M., Boston time, on the third business day after the exercise of such option.

     (c) Payment for the shares of Stock purchased from the Company shall be made to the Company or its order, and payment for the shares of the Stock purchased from the Selling Stockholders shall be made to the Selling Stockholders, in each case by one or more certified or official bank check or checks in next-day funds (and the Company and the Selling Stockholders agree not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company or the Custodian, as the case may be). Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York, not less than one full business day prior to the Closing Date or, in the case of the Option Stock, by 3 P.M., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Stockholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. Further Agreements of the Company and the Selling Stockholders. The Company and, where expressly indicated, the Selling Stockholders respectively covenant and agree as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

          (b) The Company will promptly notify you in the event of (i) the request by the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by the Company of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If at any time during the period in which a prospectus is required by law to be affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

          (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will cooperate, when and as requested by you, in the preparation of such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

          (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with Commission.

          (h) Not later than the forty-fifth day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. (herein called the NASD) of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph
(c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this

Section 6, and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Stockholders severally agree to pay any transfer taxes incident to the transfer to the Underwriters of the shares of the Stock being sold by the Selling Stockholders.

          (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and for filing fees incident to the review of the offering by the NASD.

          (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company and the Selling Stockholders may make, or may have made, for the sharing of any such expenses and costs.

          (l) The Company hereby agrees that, without your prior written consent, the Company will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock for a period of 90 days following the date of the Prospectus, other than (i) the shares of Stock to be sold to the Underwriters pursuant to this Agreement, (ii) shares of Common Stock issued under, or upon the exercise of options granted under, any of the Company's 1995 Director Stock Option Plan, 1995 Equity Incentive Plan and 1995 Employee Stock Purchase Plan (herein collectively called the Plans), all as described in the Prospectus (including under the heading "Recent Developments--Proposed Amendment to the Company's 1995 Equity Incentive Plan"),
(iii) options to purchase Common Stock granted under any of the Plans, and
(iv) shares of capital stock issued in connection with the acquisition by the Company of the assets or capital stock of another person or entity if the terms of such issuance provide that such shares of capital stock shall not be resold for a period of 90 days following the date of the Prospectus. For purposes of this paragraph (l), a sale, offer, or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock to the public in reliance on Rule 144A.

          (m) Each of the Selling Stockholders agrees that, other than the sale pursuant to this Agreement of the shares of Underwritten Stock to be sold to the Underwriters hereunder, such Selling Stockholder will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any other rights to purchase or acquire Common Stock, without the prior written consent of Hambrecht & Quist LLC, for a period of 90 days following the date of the Prospectus. Notwithstanding the foregoing, any Selling Stockholder who is an individual may transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death (i) by gift, will or intestacy or (ii) to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, reasonably satisfactory to Hambrecht & Quist LLC, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities exercisable or convertible into or exchangeable for Common Stock, subject to the provisions of this paragraph (m), and there shall be no further transfer except in accordance with the provisions of this paragraph (m). For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

          (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     7.   Indemnification and Contribution.

     (a) The Company and the Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company and the Selling Stockholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including any Rule 462(b) Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph
(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Stockholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock. Notwithstanding any other provision of this Section 7(a), (I) any payment obligation of the Selling Stockholders under this Section 7(a) shall be limited to the amount of losses, claims, damages and liabilities (including interim reimbursement payments with respect thereto) that are not paid by the Company pursuant to this Section 7(a), and such payment shall not be required from the Selling

Stockholders until after demand for payment has been made by the Underwriters first upon the Company and such payment is not made by the Company within thirty days of such demand and (II) any payment obligation of the Selling Stockholders other than the Principals under this Section 7(a) shall be further limited to the amount of losses, claims, damages and liabilities (including interim reimbursement payments with respect thereto) that are not paid by the Principals pursuant to this Section 7(a), and such payment shall not be required from the Selling Stockholders other than the Principals until after demand for payment has been made by the Underwriters first upon the Principals (which demand shall not be made until thirty days after demand upon the Company as contemplated by the preceding clause (I)) and such payment is not made by the Principals within thirty days of such demand, provided, however, that the limitations in the preceding clauses (I) and (II) shall not apply with respect to any Selling Stockholder in the event and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the information with respect to such Selling Stockholder set forth under the caption "Principal and Selling Stockholders" in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Satement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Stockholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including any Rule 462(b) Registration Statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) no indemnifying party shall, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties unless the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in which case counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and
(ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Stockholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding. The Underwriters will not, without the prior written consent of the Company and each Selling Stockholder, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or a Selling Stockholder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Company, each such controlling person and each Selling Stockholder from all liability arising out of such claim, action, suit or proceeding.

     (f) Notwithstanding anything to the contrary contained herein, the aggregate liability of each Selling Stockholder under the indemnity, contribution and reimbursement agreements contained in the provisions of this
Section 7 and Section 11 hereof and for any breach of the representations and warranties of such Selling Stockholder set forth in Section 2 hereof shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the sale of the Stock sold by such Selling Stockholder to the Underwriters, provided that the foregoing limitation shall not apply to any liability of a Selling Stockholder under such indemnity, contribution and reimbursement agreements or such representations and warranties to the extent such liability arises from an inaccuracy in the representations and warranties of such Selling Stockholder set forth in Section 2(b)(i). The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Stockholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) a suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, the NASD Automated Quotation System or the Nasdaq National Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Stockholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company and the Selling Stockholders (other than Gemini Consulting, Inc.) agree to reimburse the Underwriters on demand for all out-of-pocket costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all out-of-pocket costs and expenses contemplated by paragraphs (i) and (j) of Section 6 hereof.

     9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Stockholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements and schedules and other financial data contained therein), shall have been approved at or prior to the Closing Date by Foley, Hoag & Eliot LLP, counsel for the Underwriters.

          (c) You shall have received from Hale and Dorr, counsel for the Company and the Selling Stockholders other than Gemini Consulting, Inc., an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion (other than the statements expressed with respect to any of the Selling Stockholders) remain valid as of such later date. In addition, you shall have received from counsel for Gemini Consulting, Inc., who shall be acceptable to the Underwriters, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto.

          (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor either of the Subsidiaries has entered into any transaction material to the Company and the Subsidiaries, taken as a whole, not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor either of the Subsidiaries has any contingent obligations which are material to the Company and the Subsidiaries, taken as a whole, and are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or either of the Subsidiaries is a party or of which property of the Company or either of the Subsidiaries is the subject which are material to the Company and the Subsidiaries, taken as a whole, and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

          (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

          (f) You shall have received from Deloitte & Touche LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Stock is purchased, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and
(ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or the Subsidiaries which, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

          (g) You shall have been furnished evidence in usual written or telecopied form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

          (h) On or prior to the Closing Date, you shall have received from each director and executive officer named in the Prospectus, other than the Selling Stockholders, letter agreements substantially to the effect of the agreements of the Selling Stockholders set forth in Section 6(m) hereof.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Foley, Hoag & Eliot LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope (except for the content of financial statements and schedules) to the provisions of this Agreement.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and the Selling Stockholders. Any such termination shall be without liability of the Company or the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with transactions contemplated hereby.

     10. Conditions of the Obligation of the Company and the Selling Stockholders. The obligation of the Company and the Selling Stockholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Stockholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement and subject, in the case of the Selling Stockholders, to the provisions of paragraph (f) of Section 7, the Company and the Selling Stockholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company and the Selling Stockholders, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Stockholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Stockholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telecopy and, if to the Underwriters, shall be mailed, telecopied or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, with a copy to Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Mark L. Johnson, Esq.; if to the Company, shall be mailed, telecopied or delivered to it at its office, Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts 01773,
Attention: David P. Norton, President and Chief Executive Officer, with a copy to Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Attention: Hal
J. Leibowitz, Esq.; if to a Selling Stockholder, to the address for such Selling Stockholder set forth on Schedule II hereto. All notices given by telecopy shall be promptly confirmed by letter.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs
(l), (m) and (n) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

     Please sign and return to the Company and to the Selling Stockholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       RENAISSANCE SOLUTIONS, INC.


                                       By
                                         ----------------------------------
                                         Title:


                                       GEMINI CONSULTING, INC.


                                       By
                                         ----------------------------------
                                         Title:

                                       SELLING STOCKHOLDERS
                                        LISTED ON SCHEDULE II HERETO
                                        (OTHER THAN GEMINI CONSULTING, INC.)


                                       By
                                         ----------------------------------
                                         Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
COWEN & COMPANY
ROBERTSON, STEPHENS & COMPANY LLC
By Hambrecht & Quist LLC


By
  -----------------------------------
  Name:
  Managing Director

                                  Schedule I

                                 UNDERWRITERS


                                                         Number of Shares of
                                                          Underwritten Stock
Underwriters                                               to be Purchased
------------                                               ---------------

Hambrecht & Quist LLC .................................
Cowen & Company .......................................
Robertson, Stephens & Company LLC .....................
                                                                -------
   Total ..............................................
                                                                =======

                                  Schedule II

                             SELLING STOCKHOLDERS


                                                        Number of Shares of
                                                         Underwritten Stock
Names of Selling Stockholders*                               to be Sold
------------------------------                               ----------

Ronald Bohlin .........................................          16,250
Gresham T. Brebach, Jr. ...............................          15,000
Gemini Consulting, Inc. ...............................         783,600
Harry M. Lasker .......................................          66,005
Harry M. Lasker Children's Trust ......................           8,995
David A. Lubin ........................................          65,000
David A. Lubin Children's Trust .......................          10,000
George A. McMillan ....................................          10,000
Melissa E. Norton .....................................          75,000
                                                              ---------
      Total ...........................................       1,049,850
                                                              =========
-------------

* The address of Gemini Consulting, Inc. is 25 Airport Road, Morristown, New Jersey 07960 and the address of the other Selling Stockholders is c/o Renaissance Solutions, Inc., Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts 01773.

                                    ANNEX A

            Matters to be Covered in the Opinion of Hale and Dorr, Counsel for the Company and Certain Selling Stockholders


     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to transact business in each of the jurisdictions listed on Schedule A thereto, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

     (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to the exercise of stock options described in the Prospectus); the outstanding shares of Common Stock, including the Stock to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the certificates evidencing the Stock delivered to the Underwriters are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar and delivered to the Underwriters or upon the Underwriters' order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Stock represented thereby will be duly authorized and validly issued, fully paid and non-assessable; no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock to be sold by the Company, or the issue and sale thereof, pursuant to the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company; and, to such counsel's knowledge, there are no contractual preemptive rights, rights of first refusal or rights of co-sale which exist and that have not been waived with respect to the issue and sale of the Stock to be sold by the Company or the sale of the Stock to be sold by the Selling Stockholders.

     (iii) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, (A) no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and (B) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (iv) The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion), when filed and when declared effective, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and the documents incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data incorporated by reference therein, as to which such counsel need express no opinion), on the date on which they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

     (v) The statements under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects; and, to such counsel's knowledge, the description of the Plans and the securities granted and which may be granted thereunder as set forth in the Prospectus accurately and fairly present the information required to be shown with respect to the Plans to the extent required by the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (vi) Such counsel do not know of any franchises, contracts, leases or documents which in such counsel's opinion are of a character required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required.

     (vii) Such counsel do not know of any material legal proceedings pending or threatened against the Company or either of the Subsidiaries required to be described in the Prospectus which are not described as required.

     (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (ix) The issue and sale by the Company of the shares of the Stock to be sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company or any agreement or instrument listed as an Exhibit to the Registration Statement.

     (x) Upon registration of the Stock to be sold by the Non-Gemini Selling Stockholders hereunder in the names of the Underwriters in the stock records of the Company, and assuming the Underwriters purchased such Stock in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, the Underwriters will have acquired all rights of the Non-Gemini Selling Stockholders in such Stock free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company.

     (xi) The Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Non-Gemini Stockholders, and the Custody Agreement between each Non-Gemini Stockholder and the Custodian and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by each of the Non-Gemini Stockholders.

     (xii) Based insofar as factual matters are concerned solely upon certificates of the Company and the Non-Gemini Stockholders, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company and the Non-Gemini Stockholders of the transactions contemplated by the Underwriting Agreement, except such as have been obtained or made and are in full force and effect and such as may be required by the NASD, or by State securities and Blue Sky laws, as to which such counsel need express no opinion.

     (xiii) To such counsel's knowledge, all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

     In rendering the foregoing opinion, such counsel may, as to questions of law not involving the laws of the United States, the Commonwealth of Massachusetts or the Delaware General Corporation Law statute, assume, without independent inquiry, that such laws are the same as those of the Commonwealth of Massachusetts.

     In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that no facts have come to the attention of such counsel that have caused them to believe that the Registration Statement, as of the Effective Date (but after giving effect to changes incorporated pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that such counsel need express no view with respect to the financial statements, including the notes and schedules thereto, or any other financial, accounting or statistical data included therein), that the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view with respect to the financial statements, including the notes and schedules thereto, or any other financial, accounting or statistical data included therein), or that the Registration Statement and the Prospectus, as of the Closing Date (or any later date on which Option Stock is purchased), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view with respect to the financial statements, including the notes and schedules thereto, or any other financial, accounting or statistical data included therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check or verification.

                                    ANNEX B

                    Matters to be Covered in the Opinion of
                      Counsel for Gemini Consulting, Inc.


     (i) Gemini Consulting, Inc. (hereinafter Gemini) is validly existing as a corporation in good standing under the laws of the State of New Jersey.

     (ii) Gemini has corporate power to enter into the Underwriting Agreement, and to perform its obligations thereunder, including its obligations to sell, transfer and deliver in the manner provided in the Underwriting Agreement the shares of Stock being sold by it under the Underwriting Agreement.

     (iii) The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of Gemini, and the Underwriting Agreement has been duly executed and delivered by or on behalf of Gemini.

     (iv) Based insofar as factual matters are concerned solely upon certificates of Gemini, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Gemini of the transactions contemplated by the Underwriting Agreement, except such as have been obtained or made and are in full force and effect and such as may be required by the NASD or by state securities and Blue Sky laws, as to which such counsel need express no opinion.

     (v) Upon registration of the Stock to be sold by Gemini under the Underwriting Agreement in the names of the Underwriters in the stock records of the Company, and assuming the Underwriters purchased such Stock in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, the Underwriters will have acquired all rights of Gemini in such Stock free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company.